SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-KA

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



March 14, 2002
(Date of Report)


Infynia.com Corporation
(Exact name of registrant as specified in its charter)


Colorado
(State or other jurisdiction of incorporation)


0-023310		 84-1116284
(Commission File Number)   (IRS Employer Identification Number)


978, Montee de Liesse,St-Laurent,Quebec Canada H4T 1W7
(Address of principal executive offices including zip code)


(514) 332.1999
(Registrant's telephone number including area code)


Not Applicable
 (Former name or former address, if changed since last report)












Item 1	Change in Control of Registrant.		Not applicable.

Item 2.	Acquisition or Disposition of Assets: 	Not applicable.

Item 3.	Bankruptcy or Receivership:		Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant:

1. On February 1, 2002, the Company was notified that Mr. Robert Kliaman, C.P.A, C.A. would no longer be the auditor for the Registrant.

2. The auditor's report from Mr. Robert Kliaman for the Registrant's fiscal year ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

3. During the Registrant's fiscal year ended December 31, 1999 and December
31, 2000 and the subsequent interim period through February 1, 2002, there have been no disagreements with Mr. Robert Kliaman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

4. The Registrant has requested Mr. Robert Kliaman to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included as an exhibit to the Form 8K.

Item 5.	Other Events:		Not applicable.

Item 6.	Resignation of Registrant's Directors:	Not Applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits:	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFYNIA.COM CORPORATION
(Registrant)


By: /s/ Louis R. Turp
Louis R. Turp, Chief Executive Officer


Date: March 14, 2002









EXHIBIT

March 14, 2002
Mr. Louis R Turp
President & Chief Executive Officer
Infynia.com Corporation
474 Chemin Cote-Sainte-Catherine
Outremont, Quebec H2V-2B4
Canada


Dear Mr. Turp:
PRIVATE AND CONFIDENTIAL
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, [Item 304(a)(3)], I am in agreement with the disclosure in Form 8-KA dated
March 14, 2002.


Yours truly,
Robert Kliaman
Chartered Accountant (ON)
Certified Public Accountant (MA)

RK/